Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Robert C. Griffith	Joseph N. Jaffoni, Karin Oloffson
Chief Operating Officer	Jaffoni & Collins Incorporated
Chief Financial Officer	(212) 835-8500 or FLYR@jcir.com
(303) 706-0778

NAVIGANT INTERNATIONAL (FLYRE)

RECEIVES EXTENSION FROM THE NASDAQ STOCK MARKET

Denver, Colorado – May 16, 2005 – Navigant International, Inc. (Nasdaq: FLYRE), the second largest provider of corporate travel management services in the United States based on airline tickets sold, announced today that the Nasdaq National Market granted the Company’s request for continued listing, provided that the Company files its Form 10-K Report for the period ended December 26, 2004 and its Form 10-Q Report for the period ended March 27, 2005 on or before June 17, 2005. If Navigant is unable to file these reports by that date, its securities may be delisted from the Nasdaq National Market.

As previously reported, the potential delisting is due to a delay in filing its Form 10-K Report for the fiscal year ended December 26, 2004. Navigant requested a hearing regarding that potential delisting before a Nasdaq panel, which took place on April 28, 2005. At the hearing Navigant explained the delay in filing its 10-K Report, the anticipated delay in filing its Form 10-Q Report for the quarter ended March 27, 2005, and its plan to bring its filings with the Securities and Exchange Commission into compliance with Nasdaq rules.

Navigant received an additional letter from Nasdaq notifying the Company that the Form 10-Q Report for the quarterly period ended March 27, 2005 has not been timely filed as required by Nasdaq Rule 4310(c)(4) and that the Nasdaq panel will consider this additional issue in determining whether continued listing is appropriate. The additional letter does not change the Nasdaq panel’s determination currently in effect to continue the listing of Navigant’s common stock on the condition that the Form 10-K and 10-Q Reports be filed by June 17, 2005.

Navigant is in the process of completing its work on the financial statements for the quarter ended March 27, 2005 and has not filed its Form 10-Q for that quarter as the Form 10-K Report for fiscal 2004 must first be completed. Navigant reported the results of the fiscal year 2004 and the first quarter of fiscal 2005, subject to the effects of previously announced matters and the finalization of the fiscal 2004 financial statements. These matters include completion of the review of the allocation of purchase prices between goodwill and customer-related intangibles and other identifiable intangibles for businesses acquired from 1997 through 2000. Navigant remains determined to file its 2004 Form 10-K as promptly as possible and will file the 10-Q promptly thereafter.

About Navigant International, Inc.

Denver-based Navigant International, Inc., doing business as TQ3NAVIGANT, is the second largest corporate travel management business services provider in North America, based on airline tickets sold, serving corporate, government, military, leisure, and meetings and incentive clients. The Company’s “bricks and clicks” end-to-end travel solutions include corporate travel pattern analysis and ReportFLYR powered reporting tools; travel policy development; consulting on cost saving opportunities; airline ticket, hotel and car rental reservations; meeting and convention planning; and leisure travel products. The Company currently employs more than 5,100 Associates and has operations in 1,000 locations in 20 countries and U.S. territories.

This news release contains forward-looking statements, including statements about the Company’s financial results, high leverage of debt to equity, transaction volumes, growth strategies and opportunities, the integration of prior or potential future acquisitions, and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, our significant indebtedness and variable interest payment obligations, restrictions in our credit facility on our ability to finance future operations or capital needs, disruptions in the travel industry such as those caused by terrorism, war or general economic downturn, competition, our ability to continue to acquire and integrate potential future acquisitions, our ability to manage our business and implement growth strategies, failure of technology on which we rely, other risks described in the Company’s annual report on Form 10-K for the year ended December 28, 2003, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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